[LOGO OF RENAISSANCERE]

      RenaissanceRe Reports $126.9 Million Operating Profit for 2003 First
      --------------------------------------------------------------------
   Quarter; Operating EPS of $1.80 per Common Share for 2003 First Quarter vs.
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                         $1.24 for First Quarter of 2002
                         -------------------------------


         25% Growth in Managed Catastrophe Premium for the First Quarter

     Individual Risk Premium Grows to $63.8 Million in First Quarter of 2003
              Compared to $27.7 Million for the Same Period in 2002

 Specialty Reinsurance Premium Grows to $186.1 Million in First Quarter of 2003
             Compared to $101.0 Million for the Same Period in 2002

    Achieves Annualized Operating ROE of 32.5% for the First Quarter of 2003


Pembroke, Bermuda, April 22, 2003 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $126.9 million in first quarter net operating income available to common shareholders, compared to $86.6 million in the first quarter of 2002. Operating income excludes realized investment gains of $24.4 million and $0.7 million in the first quarters of 2003 and 2002, respectively and also excludes the cumulative effect of a change in our accounting for goodwill of $9.2 million in the first quarter of 2002. Operating earnings per common share grew to $1.80 in the first quarter, from $1.24 per common share in the first quarter of the previous year. Net income available to common shareholders rose 94% to $151.3 million, or $2.14 per common share in the quarter, from $78.1 million or $1.12 per common share for the same quarter of 2002.

James N. Stanard, Chairman and CEO, commented: "We are very pleased with the performance of our business across all categories. In particular, the 25% increase in Managed Catastrophe Premium reflects the ongoing strength of our market presence in our traditional core business."

"We are confident in our ability to deliver another year of growth in all of our businesses in 2003. At the same time, we remain committed to careful underwriting in a market in which property catastrophe prices have roughly stabilized. Significant premium from large transactions produced growth in the first quarter beyond our original expectations, and may create some variability in premium growth rates going forward. For the 2003 first quarter, we also estimate that we experienced approximately $25 million, or $0.35 per common share, of benefit from the low level of catastrophe loss activity compared to results from a period of normalized activity."

Gross premiums written for the first quarter of 2003 increased by 49% to $685.2 million, compared to $460.8 million for the same quarter of 2002. Net premiums written for the first quarter of 2003 were $590.4 million, versus $379.1 million for the same quarter of 2002. Net premiums earned for the first quarter of 2003 were $263.5 million, compared to $150.3 million for the same quarter of 2002. Those premiums include $126.5 million of gross written premiums, $126.5 million of net written premiums and $49.1 million of net premiums earned by the Company's consolidated joint venture, DaVinci Re during the first quarter of 2003, compared to $95.3 million of gross written premiums, $95.3 million of net written premiums and $23.6 million of net premiums earned by DaVinci Re during the first quarter of 2002.

Total Managed Catastrophe Premiums Written, representing gross catastrophe premiums written by RenaissanceRe Holdings Ltd. and by related joint ventures, increased to $464.7 million for the first quarter, compared to $370.4 million for the same quarter of 2002. See attached supplemental financial data for a reconciliation of Managed Catastrophe Premiums.

Net investment income, excluding realized and unrealized investment gains and losses, for the first quarter of 2003 increased to $28.2 million, compared to $22.8 million for the same period in 2002. This increase was driven by the increase in invested assets resulting both from strong operating cash flows as well as the $196 million of net proceeds from the Perpetual Preferred Stock and Senior Notes sold in the first quarter.

Claims and claim expenses incurred for the quarter ended March 31, 2003 were $82.8 million, or 31.4% of net premiums earned. In comparison, claims and claim expenses incurred for the quarter ended March 31, 2002 were $43.1 million, or 28.7% of net premiums earned.

During the quarter, the Company recorded pro-forma other income of $36.1 million, compared to $22.3 million during the first quarter of 2002. Of the total $36.1 million of pro-forma other income during the quarter, $20.2 million was generated from fees and profit commissions, compared to $9.4 million in the first quarter of 2002, $17.7 million was generated from the Company's equity pick up from joint ventures, versus $9.7 million in the comparable quarter of 2002 and the remaining loss of $1.8 million was primarily related to losses from contracts triggered by physical variables, compared to income of $3.1 million in the first quarter of last year. Pro-forma "other income", which includes aggregate earnings from joint venture activities, fees related to catastrophe business, and miscellaneous other items, is presented in the supplemental disclosures. The principal differences between other income as reported and the pro-forma presentation are that the results of DaVinci Re are reflected as if it were reported under the equity accounting method, and the pro-forma presentation also includes fees earned on certain quota share cessions of catastrophe business by the Company which are reflected on the income statement as a reduction of acquisition and operational expenses.

Shareholders' equity attributable to common shareholders was $1.63 billion at March 31, 2003, compared to $1.49 billion at December 31, 2002. Book value per common share at March 31, 2003 was $23.37, compared to $21.39 per common share at December 31, 2002.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, April 23, 2003 at 10:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe's website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking."


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


These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future operations results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002.

INVESTOR CONTACT:                                      MEDIA CONTACT:
Martin J. Merritt                                      David Lilly or Dawn Dover
Senior Vice President - Finance                        Kekst and Company
RenaissanceRe Holdings Ltd.                            (212) 521-4800
(441) 299-7230


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


                  RenaissanceRe Holdings Ltd. and Subsidiaries
                    Summary Consolidated Statements of Income
                 For the quarters ended March 31, 2003 and 2003
        (in thousands of United States Dollars, except per share amounts)
                                                                Quarters Ended
                                                       -------------------------------
                                                       March 31, 2003   March 31, 2002
                                                       --------------   --------------
                                                                 (Unaudited)
Revenues

     Gross premiums written                               $ 685,167       $ 460,834
                                                          =========       =========

     Net premiums written                                 $ 590,370       $ 379,096
     Increase in unearned premiums                         (326,896)       (228,788)
                                                          ---------       ---------
     Net premiums earned                                    263,474         150,308
     Net investment income                                   28,150          22,783
     Net foreign exchange gains (losses)                      3,951          (1,950)
     Other income                                             5,505           8,129
     Net realized gains on investments                       24,396             686
                                                          ---------       ---------

     Total revenues                                         325,476         179,956
                                                          ---------       ---------

Expenses
     Claims and claim expense incurred                       82,780          43,118
     Acquisition expenses                                    42,133          18,549
     Operational expenses                                    14,907          10,663
     Corporate expenses                                       3,468           2,690
     Interest expense                                         4,499           2,714
                                                          ---------       ---------

     Total expenses                                         147,787          77,734
                                                          ---------       ---------

Income before minority interest and taxes and
     change in accounting principle                         177,689         102,222
Minority interest - Capital Securities                        1,455           1,833
Minority Interest - DaVinci                                  20,885           9,477
                                                          ---------       ---------
Income before taxes and change in accounting principle      155,349          90,912
Income tax benefit (expense)                                     55            (596)
Cumulative effect of a change in accounting principle -
     SFAS 142 - Goodwill                                         --          (9,187)
                                                          ---------       ---------

     Net income                                             155,404        81,129
Dividends on Preference Shares                                4,119         3,038
                                                          ---------       ---------

     Net income available to Common Shareholders          $ 151,285       $  78,091
                                                          =========       =========
Operating earnings per Common Share - diluted*            $    1.80       $    1.24
Earnings per Common Share - basic                         $    2.21       $    1.17
Earnings per Common Share - diluted                       $    2.14       $    1.12
Average shares outstanding - basic                           68,593          66,788
Average shares outstanding - diluted                         70,564          69,787
Claims and claim expense ratio                                 31.4%           28.7%
Expense ratio                                                  21.6%           19.4%
                                                          ---------       ---------
Combined ratio                                                 53.0%          48.1%
                                                          =========       =========
Operating return on average equity (annualized)*               32.5%           31.2%
                                                          =========       =========

* - Excludes realized gains and losses on investments and cumulative effect of a change in accounting principle - SFAS 142 - Goodwill.


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


                  RenaissanceRe Holdings Ltd. and Subsidiaries
                    Summary Consolidated Statements of Income
        (in thousands of United States Dollars, except per share amounts)
                                                                            As at
                                                              ---------------------------------
                                                              March 31, 2003  December 31, 2002
                                                              --------------  -----------------
                                                                (Unaudited)       (Audited)
Assets

Fixed maturity investments available for sale, at fair value
     (Amortized cost $2,458,937 and $2,153,715 at March 31,
     2003 and December 31, 2002, respectively)                 $ 2,521,244       $ 2,221,109
Short term investments                                             922,444           570,497
Other investments                                                  140,947           129,918
Equity investment in reinsurance company at fair value
   (Cost $84,199 at March 31, 2003 and December 31, 2002)          117,914           120,288
Cash and cash equivalents                                           99,389            87,067
                                                               -----------       -----------
     Total investments and cash                                  3,801,938         3,128,879
Premiums receivable                                                474,523           199,449
Ceded reinsurance balances                                          96,976            73,360
Losses recoverable                                                 178,593           199,533
Accrued investment income                                           25,212            25,833
Deferred acquisition costs                                          89,084            55,853
Other assets                                                        70,205            62,829
                                                               -----------       -----------

     Total assets                                              $ 4,736,531       $ 3,745,736
                                                               ===========       ===========
Liabilities, Minority Interest and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses                          $   874,092       $   804,795
Reserve for unearned premiums                                      682,649           331,985
Debt                                                               375,000           275,000
Reinsurance balances payable                                       185,168           146,732
Net payable for investments purchased                              210,653            24,734
Other                                                               59,118            72,279
                                                               -----------       -----------
     Total liabilities                                           2,386,680         1,655,525
                                                               -----------       -----------
Minority Interest - Capital Securities                              84,630            84,630
Minority Interest - Da Vinci                                       382,953           363,546

Shareholders' Equity
Preference Shares                                                  250,000           150,000
Common shares and additional paid-in capital                       301,121           320,936
Unearned stock grant compensation                                       --           (18,468)
Accumulated other comprehensive income                              96,005            95,234
Retained earnings                                                1,235,142         1,094,333
                                                               -----------       -----------

     Total shareholders' equity                                  1,882,268         1,642,035
                                                               -----------       -----------
     Total liabilities, minority interest, and
     shareholders' equity                                      $ 4,736,531       $ 3,745,736
                                                               ===========       ===========

Book value per Common Share                                    $     23.37       $     21.39
                                                               ===========       ===========

Common Shares outstanding                                           69,840            69,750
                                                               ===========       ===========


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


                  RenaissanceRe Holdings Ltd. and Subsidiaries
                           Supplemental Financial Data
                     (in thousands of United States Dollars)

Gross Written Premiums                                  Quarters Ended
                                               -------------------------------
                                               Mar 31, 2003       Mar 31, 2002
                                               ------------       ------------

Renaissance Cat Premium                           $308,719          $236,793
Renaissance Specialty Premium                      186,082           101,023
                                                  --------          --------
   Total Renaissance Reinsurance Premium           494,801           337,816
                                                  --------          --------
Da Vinci Cat Premium                               106,618            95,269
Da Vinci Specialty Premium                          19,707                --
                                                  --------          --------
   Total Da Vinci Reinsurance Premium              126,523            95,269
                                                  --------          --------
     Total Reinsurance Premium                     621,324           433,085
Individual Risk Premium                             63,843            27,749
                                                  --------          --------
     Total Premiums                               $685,167          $460,834
                                                  ========          ========

Total Managed Cat Premiums (1)                    $464,688          $370,354
                                                  ========          ========

(1) Total Managed Cat Premiums include Renaissance and Da Vinci Cat Premium, as above, and Cat Premium of $49.2 million and $38.3 million in 2003 and 2002, respectively, written on behalf of our joint venture, Top Layer Re.

Other Income                                            Quarters Ended
                                               -------------------------------
                                               Mar 31, 2003       Mar 31, 2002
                                               ------------       ------------
As Reported
Cat business - fee income                         $  1,228          $  1,001
Cat business - equity pick up                        6,086             3,990
Other items                                         (1,791)            3,138
                                                  --------          --------

Total other income - as reported                  $  5,505          $  8,129
                                                  ========          ========

Pro-Forma (2)
Cat business - fee income (3)                     $ 20,204          $  9,418
Cat business - equity pick up                       17,702             9,704
Other items                                         (1,791)            3,138
                                                  --------          --------
Total other income - pro-forma                    $ 36,115          $ 22,260
                                                  ========          ========

(2) Non-GAAP restatement to reflect Da Vinci under the equity method and other fee income on managed cat business.

(3) Excludes fee income received on capital invested by RenaissanceRe Holdings.


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